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                                                          EXHIBIT 1.01 (Amended)

                         GENERAL DISTRIBUTOR'S AGREEMENT

                                 by and between

                              MAN INVESTMENTS INC.
                                       and
                                MAN-AHL 130, LLC
                                       and
                           MAN INVESTMENTS (USA) CORP.

      AGREEMENT, made as of the __th day of _________, 2006, by and between Man-AHL 130, LLC, Man Investments (USA) Corp. (the "Managing Member") and Man Investments Inc.

                                     RECITAL

      WHEREAS, Man-AHL 130, LLC, a Delaware limited liability company (the "Fund"), is registering an offering of __________, in aggregate, of Class A and Class B units of its limited liability company interests ("Units") under the Securities Act of 1933, as amended, to be offered for sale in a public offering in accordance with the terms and conditions set forth in the prospectus included in the Fund's registration statement filed with the Securities and Exchange Commission on Form S-1, as it may be amended from time to time.

      In this connection, the Fund desires that Man Investments Inc. (the "General Distributor") act as General Distributor for the sale and distribution of the offering of Units that has been registered as described above and of any additional offering of Units that may become registered during the term of this Agreement.

      NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows;

      1. Representations and Warranties of the Managing Member.

      The Managing Member represents and warrants to you as follows:

      (a) The Fund is a limited liability company duly organized pursuant to and validly existing under the laws of the State of Delaware, with full power and authority to engage in the trading described in its Prospectus.

      (b) The Fund has filed with the Securities and Exchange Commission (the "SEC"), a registration statement on Form S-1 (No. 333-126172), as initially filed with the SEC on June 28, 2005, as amended by Amendment No. 1 thereto filed with the SEC on October 11, 2005, as amended by Amendment No. 2 thereto filed with the SEC on October 21, 2005, as amended by Amendment No. 3 thereto filed with the SEC on April 14, 2006 for the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"), and has filed one copy thereof with the National Futures Association (the "NFA") in accordance with NFA Compliance Rule 2-13 and the rules and regulations of the Commodity Futures Trading Commission (the "CFTC") under the Commodity Exchange Act, as amended (the "Commodity Act"). The registration

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statement as amended and delivered to all parties hereto at the time it becomes effective and the prospectus included therein are hereinafter called the "Registration Statement" and the "Prospectus," respectively, except that (i) if the Fund files a subsequent post-effective amendment to the registration statement, then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to the registration statement as amended by such post-effective amendment thereto, and the term "Prospectus" shall refer to the prospectus as most recently issued by the Fund pursuant to the rules and regulations of the SEC promulgated under the 1933 Act (the "SEC Regulations") and (ii) if the Fund files a subsequent registration statement for the registration of additional Units, then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such additional registration statement, refer to the additional registration statement, and the term "Prospectus" shall refer to the prospectus as most recently issued by the Fund pursuant to the SEC Regulations.

      (c) The Registration Statement and Prospectus contain all statements and information required to be included therein by the Commodity Act and the rules and regulations promulgated thereunder. When the Registration Statement becomes effective under the 1933 Act and at all times subsequent thereto up to and including each Closing Time (as defined in Section 5(b)), the Registration Statement and Prospectus will comply in all material respects with the requirements of the 1933 Act, the Commodity Act, the SEC Regulations and the rules and regulations of the CFTC and will be accurate and complete in all material respects. The Registration Statement as of its effective date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date of its issue and at all times subsequent thereto up to and including each Closing Time will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statements are made, not misleading.

      (d) All action required to be taken by the Fund as a condition to the sale of the Units to qualified subscribers therefor has been, or prior to each Closing Time will have been, taken; and, upon payment of the consideration therefor specified in all accepted subscription agreements for purchases of Units (collectively, the "Subscription Agreements"), the Units will constitute valid interests in the Fund.

      2. Appointment of General Distributor.

      The Fund hereby appoints you as the sole general distributor of Units in connection with the aforesaid public offering of Units, and the Fund further agrees from and after the date of this Agreement, that it will not, without your consent, sell or agree to sell any Units otherwise than through you, [except that the Fund may itself sell Units without sales charges as an investment to the officers, trustees or directors and bona fide present and former full-time employees of Man Entities and to other investors who are identified in the Prospectus as having the privilege to buy Units of a Class not subject to the Client Servicing Fee described in the Prospectus.]

      3. Sale of Units.

      You agree to serve as the general distributor of Units in accordance with the terms of this Agreement, and to offer Units to investors as agent of the Fund either directly or through broker-dealers which enter into selling agreements with you. In connection with the offering of Units, you further agree that:

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      (a) You will use your best efforts to sell Units, provided, however, that when requested by the Fund at any time because of market or other economic considerations or abnormal circumstances of any kind, or when agreed to by mutual consent between you and the Fund, you will suspend such efforts. The Fund may also withdraw the offering of Units at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction. It is understood that you do not undertake to sell all or any specific number or amount of Units.

      (b) You will comply fully with all applicable laws, and the rules and interpretations of the National Association of Securities Dealers, Inc. (the "NASD"), the Securities and Exchange Commission (the "SEC"), the Commodity Futures Trading Commission (the "CFTC"), state securities administrators and any other regulatory body. In particular, and not by way of limitation, you represent and warrant that you are familiar with Rule 2810 of the NASD Conduct Rules and that you will comply fully with all the terms thereof in connection with the offering and sale of the Units. You will not execute any sales of Units from a discretionary account over which you have control without prior written approval of the customer in whose name such discretionary account is maintained.

      (c) You will not make offers or sales of Units except in the manner set forth in the Fund's Registration Statement, and you specifically agree that if an investor is eligible to invest in a Class of Units for which no Client Servicing Fee or other compensation is to be paid to you hereunder, you will nevertheless offer and sell such Class of Units to that investor. We have established procedures that are to be followed in connection with the offer and sale of Units and you agree not to make offers or sales of any Units and agree to require all broker-dealers that enter into selling agreements with you not to make any such offers or sales except in compliance with such procedures. In this regard, you agree that:

      (i) No sale of Units to any one investor will be for less than the minimum amount as may be specified in the Prospectus or as the Fund shall advise you.

      (ii) No offer or sale of Units will be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Units have not been registered or qualified for offer and sale under applicable state securities laws unless Units are exempt from the registration or qualification requirements of such laws.

      (iii) Sales of Units will be made only to investors who are "accredited investors," as defined in SEC Regulation Section 501(a), and who otherwise meet the minimum income and net worth standards as described in the Prospectus, if any, who you, or the broker-dealers engaged by you, have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs, that (to the extent relevant for the purposes of Rule 2810 and giving due consideration to the fact that the Fund is in no respects a "tax shelter") the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Fund, including the tax benefits (if any) described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Fund; and the Units are otherwise a suitable investment for the subscriber. You agree to maintain such records as are required by the applicable rules of the NASD and the state securities commissions for purposes of determining investor suitability. In connection with making the foregoing representations and warranties, you further represent and warrant that you have, among other things, examined the following sections in the Prospectus and obtained such

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additional information from the Fund regarding the information set forth thereunder as you have deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Fund and provides an adequate basis to subscribers for evaluating an investment in the Units:

               "Risk Factors"
               "Use of Proceeds"
               "Management's Discussion and Analysis of the Fund's Prospective
                 Operations"
               "Management of the Fund"
               "Performance Information"
               "Net Asset Value"
               "Fees and Expenses Paid by the Fund"
               "Redemptions and Transfers of Units"
               "Conflicts of Interest; Transactions Between Man Group and the
                 Fund"
               "Tax Consequences"
               "Benefit Plan Investors"
               "Futures Markets and Trading Methods"
               "Alternative Investment Strategies in General"
               "Supplemental Performance Information"

      (iv) You will, or will require the broker-dealers engaged by you to, inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

      (v) No offer or sale will be made to any person on the List of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the United States Department of Treasury, as such list may be amended from time to time, or who resides or has a business in any jurisdiction identified by the Office of Foreign Assets Control.

      (vi) You will furnish to prospective investors only such information concerning the Fund and the offering of Units as may be contained in the Prospectus or any written supplements thereto, and such other materials as you have prepared or as may provided to you by the Fund which comply with applicable laws and regulations. For purposes of the offering of Units, the Fund will deliver to you as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the SEC Regulations.

      4. Sales Compensation.

      Units shall be sold by you at the public offering price described in the Prospectus, initially, with respect to each Class of Units, $100 per Unit, and thereafter at Net Asset Value. For each Class A Series 1 Unit and Class B Series 1 Unit sold by you, Man Investments (USA) Corp., the Managing Member of the Fund, shall pay to you a Client Servicing Fee equal to 1/12 of 1.25% of the Net Asset Value of each such Unit at each month-end (a 1.25% annual rate), calculated monthly and paid quarterly in arrears for as long as such Unit remains outstanding, provided, however, that the maximum compensation payable in respect of Units (including any amounts paid for producer visits, client seminars and any other compensation deemed to be an "item of value" pursuant to NASD Conduct Rules 2710 and 2810), shall not exceed 10% of the aggregate initial sale price of all Units sold (including Class A Series 2 and Class B Series 2

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Units). Man Investments (USA) Corp., and not the Fund, shall have sole responsibility for payment of the Client Servicing Fee to you. You may re-allow all or any portion of the Client Servicing Fee to broker-dealers as you may determine.

      In respect of Class A Series 2 and Class B Series 2 Units, no selling commission shall be due or paid to you hereunder.

      5. Purchase of Units.

      (a) As General Distributor, you shall have the right to accept or reject subscriptions for the purchase of Units at your discretion. Any consideration that you may receive in connection with a rejected subscription must be returned promptly.

      (b) If at least the minimum number of Units of Class A or Class B Units shall have been so subscribed for, then on ________, 2006 or (i) at such earlier time after subscriptions for the minimum number of Units shall have been received as determined by the Managing Member or (ii) at such later date on or prior to ________, 2006 to which the Managing Member may extend the initial offering, we shall agree upon a date for the initial closing of the Fund (not later than five (5) business days after the end of the Initial Offering Period). Thereafter, Units may continue to be sold as of the first day of each calendar month, in the discretion of the Fund (each such date, together with the initial closing date, a "Closing Time").

      (c) All payments for subscriptions may be made by wire transfer pursuant to the wire instructions set forth in the Subscription Agreement or by subscriber check payable to "_______AS ESCROW AGENT FOR MAN-AHL 130, LLC ESCROW ACCOUNT NO. ______" maintained at [Bank] (the "Escrow Agent"). Such payments will be transmitted to the Escrow Agent by Noon, New York time, on the business day following receipt thereof.

      You and the Managing Member may make such other arrangements regarding the transmission of subscriptions as they may deem convenient or appropriate; provided that any such arrangement must comply in all relevant respects with SEC Regulations 10b-9 and 15c2-4.

      6. 1933 Act Registration.

      The Fund agrees that it will use its best efforts to maintain the effectiveness of the Registration Statement under the 1933 Act. The Fund further agrees to prepare and file any amendments to the Registration Statement as may be necessary and any supplemental data in order to comply with the 1933 Act.

      7. State Blue Sky Qualification.

      The Fund will take such steps as may be necessary and feasible to qualify Units for sale in states, territories or dependencies of the United States, the District of Columbia, and the Commonwealth of Puerto Rico, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Fund shall not be required to qualify Units or to maintain the qualification of Units in any jurisdiction where it shall deem such qualification disadvantageous to the Fund. The Managing Member agrees to cause counsel to the Managing Member, to prepare and deliver to you, a Blue Sky Survey which shall set forth the United States jurisdictions in which the Units may be offered and sold. The Managing Member agrees to use its best efforts to qualify the Units under the securities or Blue Sky laws of the various state

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jurisdictions, and to maintain such qualification during the term of the offering, provided that the Managing Member reserves the right to withdraw application for the Units' registration. It is understood and agreed that you may rely, in connection with the offering and sale of Units in any United States jurisdiction, on advice given by counsel to the Managing Member as to the legality of the offer or sale of the Units in such jurisdiction.

      8. Duties of General Distributor.

      You agree that:

      (a) You shall furnish to the Fund any pertinent information required to be inserted with respect to you as General Distributor within the purview of the Securities Act of 1933 in any reports or registrations required to be filed with any governmental authority;

      (b) You will not make any representations inconsistent with the information contained in the Prospectus;

      (c) You shall maintain such records as may be reasonably required for the Fund or its investor servicing agent to respond to member requests or complaints, and to permit the Fund to maintain proper accounting records, and you shall make such records available to the Fund and its investor servicing agent upon request;

      (d) In performing your duties under this Agreement, you shall comply with all requirements of the Fund's Prospectus and all applicable laws, rules and regulations with respect to the purchase, sale and distribution of Units; and

      (e) Notwithstanding anything to the contrary in this Agreement, you: (i) maintain anti-money laundering policies that comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and applicable Federal anti-money laundering regulations, including steps to verify the identity of prospective subscribers ("AML Laws, Regulations and Policies"); (ii) comply with such AML Laws, Regulations and Policies; (iii) will promptly deliver to the Fund's notice of any such AML Laws, Regulations and Policies violation, suspicious activity, suspicious activity investigation or filed Suspicious Activity Report that relates to any prospective subscriber for, or purchaser of, Units; and (iv) will cooperate with and deliver information reasonably requested concerning subscribers that purchased Units necessary to comply with such AML Laws, Regulations and Policies.

      9. Liability.

      To the extent consistent with applicable law, the General Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties, from reckless disregard of its obligations and duties under this Agreement, or from its failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Units.

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      10. Disclaimer of Managing Member and Member Liability.

      The General Distributor understands and agrees that the obligations of the Fund under this Agreement are not binding upon the Managing Member or any other member of the Fund personally, but bind only the Fund and the Fund's property; the General Distributor represents that it has notice of the provisions of the Limited Liability Company Agreement of the Fund disclaiming Managing Member and member liability for acts or obligations of the Fund.

      11. Indemnification.

      The Managing Member agrees to indemnify, defend and hold the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor may incur, as the result of acting as distributor for the Fund, under the 1933 Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Fund's Registration Statement, (ii) any omission, or alleged omission, to state a material fact required to be stated in the Fund's Registration Statement to make the statements in either thereof not misleading or (iii) any Fund-related advertisement or sales literature that is not in compliance with applicable laws, rules or regulations (including, but not limited to NASD Conduct Rules); provided, however, that the Managing Member's agreement to indemnify the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in the Fund's Registration Statement, advertisements or sale literature furnished in writing to the Fund by the General Distributor and used in the Fund's Registration Statement, advertisements or sales literature, or arising out of or based upon any omission or alleged omission to state a material fact in such written information furnished by the General Distributor which is required to be stated or necessary to make the information not misleading.

      In the event of a formal legal action, the Managing Member shall be provided with written notice of an action brought against the General Distributor or its affiliates or brokers or their affiliates that have entered into selling agreements with the General Distributor, promptly following receipt of service of the summons or other first legal process. Any failure to promptly notify the Managing Member will relieve the Managing Member from any liability which it may have to the person against whom such action is brought, or to any other person, by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission for reasons other than on account of the Managing Member's indemnity obligations under this section if that delay materially prejudices the Managing Member's ability to defend against the action. The Managing Member will be entitled to assume the defense of any such action brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing approved by the General Distributor or its affiliates or brokers or their affiliates that have entered into selling agreements with the General Distributor, which approval shall not be unreasonably withheld. In the event the Managing Member elects to assume the defense of any such suit and retain counsel of good standing so approved, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where the Managing Member does not elect to assume the defense of any such suit or in

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case the General Distributor or its affiliates or brokers or their affiliates that have entered into selling agreements with the General Distributor reasonably withhold approval of counsel chosen by the Managing Member, the Managing Member will reimburse the General Distributor and its affiliates and brokers and their affiliates that have entered into selling agreements with the General Distributor named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them.

      12. Allocation of Costs.

      The Fund or the Managing Member shall pay the cost of composition and printing of sufficient copies of its Prospectus and the expense of registering Units for sale under federal securities laws and for qualifying such Units under state blue sky laws pursuant to Section 7. You shall pay the expenses normally attributable to the sale of Units, including the cost of distributing the Prospectus to prospective investors in the Fund.

      13. Duration.

      This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to Section 14 hereof, this Agreement shall remain in effect for a period of one (1) year from such date and thereafter from year to year.

      14. Termination.

      This Agreement may be terminated (i) by the General Distributor at any time without penalty upon sixty days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days' written notice to the General Distributor (which notice may be waived by the General Distributor).

      15. Amendment and Assignment.

      Any amendment to this Agreement shall be in writing executed by all parties hereto.

      16. Section Headings.

      The headings for each section are for descriptive purposes only, and such headings are not to be construed or interpreted as part of this Agreement.

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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                           Man-AHL 130, LLC

                                           By: Man Investments (USA) Corp., its
                                                 Managing Member

                                           By: _________________________________
                                           Name:
                                           Title:

                                           Man Investments (USA) Corp.

                                           By: _________________________________
                                           Name:
                                           Title:

                                           Man Investments Inc.

                                           By: _________________________________
                                           Name:
                                           Title:

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